EXHIBIT  99B

U  S  WEST  MEDIA  GROUP
7800  East  Orchard  Road
Englewood,  Colorado  80111

[U  S  WEST  Media  Group  logo  and  registered  mark]

News  Release

Release  Date:      October  27,  1997

Contact:      Blair  Johnson          Steve  Lang
303-793-6296          303-793-6290


           U S WEST MEDIA GROUP REPORTS EIGHTH CONSECUTIVE QUARTER
                 OF DOUBLE-DIGIT REVENUE AND CASH-FLOW GROWTH

       - International customers increase 71 percent, to 2.4 million -

                   - Cable-modem customers now at 13,000 -

ENGLEWOOD, Colo. - U S WEST Media Group (NYSE: UMG) today reported its eighth straight quarter of double-digit growth in revenue and operating cash flow.

For  the  third quarter 1997, Media Group reported - on a proportionate basis:

 - A 15 PERCENT INCREASE IN OPERATING CASH FLOW, to $667 million. Media Group's operating cash flow for third quarter 1996 was $582 million on a comparable basis. (All 1996 numbers have been adjusted to include Continental Cablevision's results - even though it didn't merge with Media Group until Nov. 15, 1996.)

Operating cash flow, which represents earnings before interest, taxes, depreciation and amortization (EBITDA), is a key indicator of the company's operating performance.

 - A 14 PERCENT INCREASE IN REVENUE, to $2.3 billion. Media Group's revenue for third quarter 1996 was $2.0 billion.

Because Media Group participates in numerous joint ventures, the company uses proportionate accounting to reflect its relative share of operating revenues and expenses associated with these operations.

In a separate announcement today, U S WEST, Inc., said that it intends to split U S WEST Media Group and U S WEST Communications Group (NYSE: USW) into separate public companies sometime after mid-1998. Since November 1995, the two groups traded as distinct classes of "target" stock of U S WEST, Inc.

"This is a great move for shareowners and customers of both groups," said Richard McCormick, chairman and chief executive officer of U S WEST, Inc. "Creating independent companies will make it easier for both businesses to pursue exciting new opportunities."

                                    -more-

One of the highlights of the third quarter, according to Chuck Lillis, Media Group president and chief executive officer, was the strong consumer response to the company's high-speed data and Internet access service - MediaOne Express.

"After passing the 10,000-customer mark in early September, we're on a pace to double that base by the end of the year," Lillis said. "And now we're expanding our data service to meet the growing needs of the business world."

MediaOne Express ended the third quarter with 13,000 customers. Earlier this month, the company introduced high-speed data service in Los Angeles - its eighth market.

MediaOne, the company's broadband communications business, this month completed a successful high-speed data telecommuting trial with Digital Equipment Corp. employees in the Boston area. Later this year, Digital will become the first major business to roll out MediaOne Express on a large-scale basis, proving that it can provide secure, high-speed connections for people working at home.

Third quarter 1997 proportionate operating highlights - by line of business - include:

 - CABLE AND BROADBAND COMMUNICATIONS: MediaOne ended the third quarter with more than 5.1 million subscribers, up 3 percent from third quarter 1996. Overall, revenue from Media Group's domestic cable operations, including its investment in Time Warner Entertainment, increased 8 percent, to $1.3 billion, while operating cash flow was up 8 percent, to $404 million.

 - INTERNATIONAL: Media Group's international customer base increased 71 percent, to 2.4 million, over third quarter 1996 levels. During the same period, international revenues grew 38 percent, to $352 million, while the ventures generated $40 million in operating cash flow. Much of the international growth came from the company's wireless businesses: subscribers more than doubled in Media Group's Central European ventures, while increasing 76 percent at One 2 One, the company's joint venture in the United Kingdom. One 2 One now reaches 90 percent of the British population and enjoys a 10 percent share of the wireless market.
                                    -more-

 - WIRELESS: Media Group's domestic cellular operations continued to deliver strong results. Its subscriber base increased 32 percent, to 2.2 million proportionate customers, and its operating cash flow 20 percent, to $135 million. Operating cash flow margin for the quarter increased 2 percentage points, to more than 45 percent.

 - DIRECTORIES: Media Group's directory publishing business, now called U S WEST Dex, produced strong third-quarter revenue growth of 7 percent, helping the company remain an industry leader. In addition, Dex increased its revenue per customer by 5.1 percent in the third quarter.

Media Group's third quarter 1997 net loss was $144 million, of which $478 million relate to pre-tax, noncash items.

U S WEST Media Group, one of America's largest broadband communications companies, is involved in domestic and international cable and telephony, wireless communications, and directory and information services. For 1996, Media Group had proportionate pro forma revenue of $8.1 billion.

Media Group is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Communications, provides telecommunications services in 14 western and midwestern states.


[ Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.]

             U S WEST MEDIA GROUP - SELECTED OPERATING HIGHLIGHTS
         ALL AMOUNTS SHOWN ARE PROPORTIONATE UNLESS OTHERWISE STATED
                                $ IN MILLIONS

                      CABLE AND BROADBAND COMMUNICATIONS
DOMESTIC





                              3Q97  GROWTH*
                            ------  --------
TOTAL
Revenue                     $1,312      7.5%
Operating Cash Flow         $  404      7.7%

CONSOLIDATED CABLE
(EXCLUDING NEW SERVICES)
Homes Passed (000's)         8,449      2.4%
Multichannel Video
   Subscribers (000's)       5,109      3.2%
Revenue                     $  581     10.9%
Operating Cash Flow         $  250      5.5%

High Speed Data Customers     13.0        -
(000's)

INTERNATIONAL
                              3Q97  GROWTH*
                            ------  --------
TOTAL
Customers (000's)            1,483     54.3%
Revenue                     $  139     52.7
Operating Cash Flow         $   18  up $26




                                   WIRELESS





DOMESTIC
                                  3Q97   GROWTH
                                -------  ----------
CELLULAR
POPs (millions)                   20.3         1.5%
Subscribers (000's)              2,200        32.2%
Service Revenue                 $  298        15.1%
Operating Cash Flow             $  135        19.5%
OCF as a % of service revenue     45.3%  up 1.7 pp
Average revenue per customer    $47.23       -12.7%

PRIMECO PERSONAL
COMMUNICATIONS
POPs (millions)                   14.7         7.3%
Subscribers (000's)                 63           -


INTERNATIONAL
                                  3Q97   GROWTH
                                -------  ----------
TOTAL
Customers (000's)                  871       107.9%
Revenue                         $  198        78.4%
Operating Cash Flow             $   23   up $22

ONE 2 ONE
Subscribers (000's)                404        76.0%
Market Share                      10.4%
Coverage                            90%




                      DIRECTORY AND INFORMATION SERVICES





DOMESTIC
                               3Q97   GROWTH
                             -------  ----------
DIRECTORY PUBLISHING
Local Advertisers (000's)       481        -0.2%
Revenue                      $  293         6.9%
Operating Cash Flow          $  151    10.2% **
Operating Cash Flow Margin     51.5%  1.5 pp **
Revenue per Advertiser       $2,236         5.1%

INTERNATIONAL
                               3Q97   GROWTH
                             -------  ----------
TOTAL
Revenue                      $   15       -72.2%
Operating Cash Flow             ($1)  Down $6



* Growth rates are pro forma as if the Continental merger occurred January 1, 1996.
**    Normalized  for  $25  million  charge  in  3Q96.